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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 April 29, 2003
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                             AMKOR TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                 000-29472                   23-1722724
(State of other jurisdiction      (Commission                 (IRS Employer
      of incorporation)       Identification Number)      Identification Number)

                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
              (Address of principal executive offices and zip code)

                                 (610) 431-9600
              (Registrant's telephone number, including area code)
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Text of Press Release dated April 29, 2003

ITEM 9. REGULATION FD DISCLOSURE (ITEM 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION).

      The following information is being furnished under Item 12 of Form 8-K.

      On April 29, 2003, Amkor announced its financial results for the fiscal quarter ended March 31, 2003 and certain other information. The press release, which has been attached as Exhibit 99.1, discloses certain financial measures, such as EBITDA and free cash flow, which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess our financial operating results, management believes that EBITDA and free cash flow are appropriate measures of evaluating our operating performance, liquidity, and ability to service debt and fund capital expenditures. However, these measures should be considered in addition to, and not as a substitute, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measures as is now required under new SEC rules regarding the use of non-GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             AMKOR TECHNOLOGY, INC.


                                           By: /s/ KENNETH T. JOYCE
                                           ------------------------
                                           Kenneth T. Joyce
                                           Chief Financial Officer

Dated: April 29, 2003